EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MAF Bancorp, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

Our report refers to a change in the method of accounting for goodwill in 2002.



                                                 /s/ KPMG LLP

Chicago, Illinois
August 23, 2004